Exhibit 99
                   The CIT Group Securitization Corporation II
          Manufactured Housing Contract Senior/Subordinate Certificate
                                 Series 1995-2
   For the Period November 21, 1995 (Date of Inception) to December 31, 1995


1. Aggregate Principal & Interest Received on Loans                 4,746,477.12

2. Aggregate Amount of Liquation Proceeds                                      -

3. Aggregate Net Servicer Advances                                             -

4. Investment Earnings on Certificate Account                          12,407.38

5. Aggregate Servicing Fees                                           346,597.10

6. Aggregate Fees to Guarantor                                         82,863.66

7. Aggregate Distribution made in respect of Interest:

    (a) Class A-1 @ 5.90%                                             317,698.09
    (b) Class A-2 @ 6.00%                                             319,104.00
    (c) Class A-3 @ 6.25%                                             229,068.75
    (d) Class A-4 @ 7.00%                                             684,600.00
    (e) Class A-5 @ 6.95%                                             166,132.80
    (f) Class B @ 7.65%                                               251,446.10
                                                                    ------------
           Total Interest Distribution                              1,968,049.74

8. Aggregate Distribution made in respect of Principal:

    (a) Class A-1                                                   1,552,469.32
    (b) Class A-2                                                              -
    (c) Class A-3                                                              -
    (d) Class A-4                                                              -
                                                                    ------------
           Total Principal Distribution                             1,552,469.32

9. Aggregate Amounts to Class R distribution                          808,904.70

Delinquency Information at 12/31/95                  Amount               Number
- -----------------------------------               ------------            ------
    (a) 31-59 Days                                4,406,196.23              99
    (b) 60 Days or more                           1,892,025.49              43

Repossession Inventory at 12/31/95                           0               0